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                                                                Exhibit 5(b)-5.3





                        INVESTMENT SUB-ADVISORY AGREEMENT




                                February 28, 1995


BlackRock Financial Management Inc.
345 Park Avenue, 30th Floor
New York, New York 10154

Dear Sirs:

         Sierra Trust Funds (the "Company"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and Sierra Investment Advisors Corporation ("Sierra Advisors"), a corporation organized under the laws of the state of California, hereby agree with BlackRock Financial Management Inc. (the "Sub-Advisor"), a Delaware Corporation, as follows:


         1. Investment Description; Appointment

         The Company desires to employ the capital of the Company's U.S. Government Fund (the "Fund") by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Master Trust Agreement, as amended, and in its Prospectus and Statement of Additional Information relating to the Fund as in effect and which may be amended from time to time, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Company. Copies of the Fund's Prospectus and Statement of Additional Information and the Company's Master Trust Agreement, as amended, have been or will be submitted to the Sub-Advisor. The Company agrees to provide copies of all amendments to the Fund's Prospectus and Statement of Additional Information and the Company's Master Trust Agreement to the Sub-Advisor on an on-going basis. The Company desires to employ and hereby appoints the Sub-Advisor to act as investment sub-advisor to the Fund. The Sub-Advisor accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.




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         2. Services as Investment Sub-Advisor

         Subject to the supervision of the Board of Trustees of the Company and of Sierra Advisors, the Fund's investment adviser, the Sub-Advisor will (a) act in conformity with the Company's Master Trust Agreement, the Investment Company Act of 1940 the Investment Advisors Act of 1940 and the Internal Revenue Code of 1986, as the same may from time to time be amended, (b) make investment decisions for the Fund in accordance with the Fund's investment objective(s) and policies as stated in the Fund's Prospectus and Statement of Additional Information as in effect and, after notice to the Sub-Advisor, and which may be amended from time to time, (c) place purchase and sale orders on behalf of the Fund to effectuate the investment decisions made, (d) maintain books and records with respect to the securities transactions of the Fund and will furnish the Company's Board of Trustees such periodic, regular and special reports as the Board may request; and (e) treat confidentially and as proprietary information of the Company, all records and other information relative to the Company and prior, present or potential shareholders; and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and such records may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. In providing those services, the Sub-Advisor will supervise the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Sub-Advisor will furnish the Fund or Sierra Advisors with whatever statistical information the Fund or Sierra Advisors may reasonably request with respect to the instruments that the Fund may hold or contemplate purchasing.

         3. Brokerage

         In executing transactions for the Fund and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek the best overall terms available and shall execute or direct the execution of all such transactions in a manner permitted by law and in a manner that is in the best interest of the Fund and its shareholders. In assessing the best overall terms available for any Fund transaction, the Sub-Advisor will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction



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and on a continuing basis. Pursuant to its investment determinations for the
Fund, in placing orders with brokers and dealers, the Sub-Advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Company with research advice and other services.

         4. Information Provided to the Company

         The Sub-Advisor will keep the Company and Sierra Advisors informed of developments materially affecting the Fund, and will on its own initiative, furnish the Company and Sierra Advisors on at least a quarterly basis with whatever information the Sub- Advisor believes is appropriate for this purpose.


         5.    Standard of Care

         The Sub-Advisor shall exercise its best judgment in rendering the services described in paragraphs 2 and 3 above. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except
(a) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940, as amended) or (b) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (each such breach, act or omission described in (a) or (b) shall be referred to as "Disqualifying Conduct").

         6. Compensation

         In consideration of the services rendered pursuant to this Agreement, Sierra Advisors will pay the Sub-Advisor on the first business day of each month a fee for the previous month at the annual rate of: (i) .185% of the Fund's average daily net assets if the combined average daily net assets of the Fund and The Sierra Variable Trust's U.S. Government Fund (together, the "Combined Assets") are equal to or less than $650,000,000; (ii) .15% of the Fund's average daily net assets if the Combined Assets are more than $650,000,000 but less than $1,000,000,000; or (iii) .10% of the Fund's average daily net assets if the



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Combined Assets are more than $1,000,000,000. The Sub-Advisor shall have no right to obtain compensation directly from the Fund or the Company for services provided hereunder and agrees to look solely to Sierra Advisors for payment of fees due. Upon any termination of this Agreement before the end of a month, the fee for such month shall be prorated according to the proportion that the period prior to such termination bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purposes of determining fees payable to the Sub-Advisor, the value of the net assets of each of such funds shall be computed at the times and in the manner specified in the Prospectus or Statement of Additional Information relating to such fund as from time to time in effect.

         Notwithstanding the foregoing, in the event that any reduction in the fees paid to Sierra Advisors under the Advisory Agreement shall be required as a result of any statutory or regulatory limitation on investment company expenses, there shall be a proportionate reduction in the fee payable to the Sub- Advisor hereunder; PROVIDED THAT the Sub-Advisor will never be required to pay more than the amount of fees it receives.


         7. Expenses

         The Sub-Advisor will bear all expenses in connection with the performance of its services under this Agreement, which expenses shall not include brokerage fees or commissions in connection with the effectuation of securities transactions. The Company will bear certain other expenses to be incurred in its operation, including but not limited to: organizational expenses, taxes, interest, brokerage fees and commissions, if any; fees of trustees of the Company who are not officers, directors or employees of the Sub-Advisor, Sierra Advisors, the Fund's sub-administrator or any of their affiliates; Securities and Exchange Commission fees and state Blue Sky qualification fees; out-of-pocket expenses of custodians, transfer and dividend disbursing agents and the Company's sub-administrator and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Company's existence; costs attributable to investor services, including without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Company; and any extraordinary expenses. In addition, the Fund pays a distribution fee pursuant to the terms of a Distribution Plan adopted under Rule 12b-1 of the Investment Company Act of 1940, as amended.



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         8. Services to Other Companies or Accounts

         The Company understands that the Sub-Advisor now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment companies, and the Company has no objection to the Sub-Advisor so acting, provided that whenever the Fund and one or more other accounts or investment companies advised by the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. The Company recognizes that in some cases this procedure may limit the size of the position that may be acquired or disposed of for the Fund. In addition, the Company understands that the persons employed by the Sub-Advisor to assist in the performance of the Sub-Advisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Advisor or any affiliate of the Sub-Advisor to engage in and devote time and attention to other business or to render services of whatever kind or nature.

         9. Term of Agreement

         This Agreement shall become effective as of the date first written above and shall continue for a one year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Company or (ii) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 30 days' written notice, by Sierra Advisors, the Board of Trustees of the Company or by vote of holders of a majority of the Fund's shares, or upon 90 days' written notice, by the Sub-Advisor and, will terminate automatically upon any termination of the advisory agreement between the Company and Sierra Advisors. In addition, this Agreement will also terminate automatically in the event of its assignment (as defined in said Act). The Sub-Advisor agrees to notify the Company of any circumstances that might result in this Agreement being deemed to be assigned.



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         10. Representations of the Company and the Sub-Advisor

         The Company represents that (i) a copy of its Master Trust Agreement, dated February 22, 1989, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, (ii) the appointment of the Sub-Advisor has been duly authorized, and (iii) it has acted and will continue to act in conformity with the Investment Company Act of 1940, as amended, and other applicable laws.

         Sierra Advisors represents that (i) it is authorized to perform the services herein, (ii) the appointment of the Sub-Advisor has been duly authorized, and (iii) it will act in conformity with the Investment Company Act of 1940, as amended, and other applicable laws.

         The Sub-Advisor represents that it is authorized to perform the services described herein.

         11. Indemnification

         Sierra Advisors shall indemnify and hold harmless the Sub-Advisor from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), howsoever arising from or in connection with this Agreement or the performance by the Sub-Advisor of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Advisor be indemnified for Disqualifying Conduct.

         12. Amendment of this Agreement

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to any Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

         13. Limitation of Liability

         This Agreement has been executed on behalf of the Company by the undersigned officer of the Company in his capacity as an officer of the Company. The obligations of this Agreement shall be binding upon the assets and property of the Fund only and not upon the assets and property of any other investment fund



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of the Company and shall not be binding upon any Trustee, officer or shareholder of the Fund and/or the Company individually.

         14. Entire Agreement

         This Agreement constitutes the entire agreement between the parties hereto.

         15. Governing Law

         This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.

         If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.


                                       Very truly yours,

                                       SIERRA TRUST FUNDS


                                       By  /s/ KEITH B. PIPES
                                          --------------------------------------
                                          Name:  Keith B. Pipes
                                          Title: Executive Vice President

                                       SIERRA INVESTMENT ADVISORS
                                       CORPORATION


                                       By  /s/ MICHAEL D. GOTH
                                          --------------------------------------
                                          Name:  Michael D. Goth
                                          Title: Chief Operating Officer


Accepted:

BLACKROCK FINANCIAL MANAGEMENT, INC.


By  /s/ LAWRENCE FINK
   -----------------------------------
   Name:  Lawrence Fink
   Title: President



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